EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-88008) and the Registration Statements on Form S-8 (File Nos. 33-44547, 33-82782, 333-43024, 333-43024, 333-42383 and
333-101571) of Osteotech, Inc. of our reports dated February 21, 2003, except for Notes 11 and 13, for which the date is March 27, 2003, and for Note 1, which the date is March 1, 2004 relating to the financial statements and financial statement schedule which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 12, 2004